Exhibit 3.4

MIRNA THERAPEUTICS, INC.
(a Delaware corporation)

BYLAWS

ARTICLE 1

OFFICES

Section 1.1.                                 Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2.                                 Other Offices.  The Corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time to determine or as the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1.                                 Place of Meetings.  All meetings of the stockholders shall be held at the office of the Corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting, or the board of directors, may in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2.2.                                 Annual Meetings.  Annual meetings of stockholders, commencing with the year 2008, shall be held at the time and place, if any, to be selected by the board of directors.  If the day is a legal holiday, then the meeting shall be held on the next following business day.  At the meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.  Each election of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.  If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

Section 2.3.                                 Notice of Annual Meeting.  Notice of the annual meeting stating the place, if any, date, and hour of the meeting shall be given in accordance with Section 2.4 of this Article to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 2.4.                                 Manner of Giving Notice; Affidavit of Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in

Section 232 of the Delaware General Corporation Law.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in such affidavit.

Section 2.5.                                 Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the whole time of the meeting as in the manner provided by law.

Section 2.6.                                 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairperson of the board, the chief executive officer or the president and shall be called by the chief executive officer, the president or secretary at the request in writing of a majority of the board of directors, or by the holders of ten percent or more of the outstanding shares of stock of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.

Section 2.7.                                 Notice of Special Meetings.  Notice of a special meeting stating the place, if any, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given in accordance with Section 2.4 of this Article 2 not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 2.8.                                 Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote at meetings of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9.                                 Order of Business.  At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairperson of the meeting:  chairperson of the board, chief executive officer, president, vice presidents (in the order of their seniority if more than one), and secretary.  The order of business at each such meeting shall be as determined by the chairperson of the meeting.  The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.10.                          Vote Required.  Unless otherwise required by law or provided in the certificate of incorporation or these Bylaws, in all matters to come before the stockholders at any meeting other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.11.                          Method of Voting.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.12.                          Action by Stockholders Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without notice and without a prior vote, if a consent or consents in writing or in accordance with Section 228 of the Delaware General Corporation Law, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 2.13.                          Presence at Meetings.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at the meeting of stockholders may by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE 3

DIRECTORS

Section 3.1.                                 General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2.                                 Approval of Indebtedness.  The Corporation shall not create, incur or assume any indebtedness for borrowed money or capitalized lease obligations, except for trade debt incurred in the ordinary course of business, without the approval of the board of directors.

Section 3.3.                                 Number of Directors.  The number of directors constituting the board shall be such number as shall be from time to time specified by resolution of the board of directors; provided, that no director’s term shall be shortened by reason of a resolution reducing the number of directors.

Section 3.4.                                 Election, Qualification, and Term of Office of Directors.  Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, which may prescribe other qualifications for directors.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5.                                 Notification of Nominations.  Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors.

Section 3.6.                                 Regular Meetings.  Regular meetings of the board of directors may be held without notice at such times and at such places as shall from time to time be determined by the board.

Section 3.7.                                 Special Meetings.  Special meetings of the board may be called by the chairperson of the board, the chief executive officer or the president, and shall be called by the chief executive officer, the president or the secretary on the written request of two directors unless the board of directors consists of only one director, in which case special meetings shall be called by the chief executive officer, the president or the secretary on the written request of the sole director.

Section 3.8.                                 Quorum, Majority Vote.  At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9.                                 Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee of the board of directors may be taken without a meeting, if all members of the board or committee, as the case may be, consent to such action in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Section 3.10.                          Telephone and Other Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11.                          Notice of Meetings.  Notice of regular meetings of the board of directors or of any adjourned meeting of the board of directors need not be given.  Notice of each special meeting of the board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 3.12.                          Rules and Regulations.  The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation, or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the board may deem proper.

Section 3.13.                          Resignations.  Any director of the Corporation may at any time resign by giving notice in writing or by electronic transmission to the board of directors, the chairperson of the board, the chief executive officer, the president, or the secretary of the Corporation.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt of such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14.                          Removal of Directors.  Unless otherwise restricted by statute, by the Certificate of Incorporation, or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.15.                          Vacancies.  Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, any vacancies on the board of directors resulting from death, resignation, removal, or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting of the stockholders or at a special meeting called for that purpose in accordance with Section 2.6 of Article 2 of these Bylaws.  Any director elected in accordance with the preceding sentence of this Section shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such successor shall have been elected and qualified.

Section 3.16.                          Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4

EXECUTIVE AND OTHER COMMITTEES

Section 4.1.                                 Executive Committee.  The board of directors may, by resolution adopted by a majority of the entire board, designate annually one or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the board, all the powers and authority of the board in the management of the business and affairs of the Corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority with reference to:

(a)                                 amending the Certificate of Incorporation of the Corporation;

(b)                                 adopting an agreement of merger or consolidation involving the Corporation;

(c)                                  recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

(d)                                 recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)                                  adopting, amending, or repealing any Bylaw;

(f)                                   filling vacancies on the board or on any committee of the board, including the executive committee;

(g)                                  fixing the compensation of directors for serving on the board or on any committee of the board, including the executive committee; or

(h)                                 amending or repealing any resolution of the board which by its terms may be amended or repealed only by the board.

Section 4.2.                                 Other Committees.  The board of directors may, by resolution adopted by a majority of the entire board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board as may be specified in the resolution of the board designating such committee.  A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the board shall otherwise provide.  The board shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in, and to discharge any such committee, or any member of any such committee, either with or without cause.

Section 4.3.                                 Procedure; Meetings; Quorum.  Regular meetings of the executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members of such committee.  Special meetings of the executive committee or any other committee of the board shall be called at the request of any member of such committee.  Notice of each special meeting of the executive committee or any other committee of the board shall be sent by mail, telegraph, or telephone, or be delivered personally to each member of such committee not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member.  Any special meeting of the executive committee or any other committee of the board shall be a legal meeting without any notice of such meeting having been given, if all the members of such committee shall be present at such meeting.  Notice of any adjourned meeting of any committee of the board need not be given.  The executive committee or any other committee of the board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation, or these Bylaws for the conduct of its meetings as the executive committee or any other committee of the board may deem proper.  A majority of the executive committee or any other committee of the board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members of such committee present at any meeting at which a quorum is present shall be the act of such committee.  In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy.  The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the Corporation, and shall report on such proceedings to the board.

ARTICLE 5

NOTICES

Section 5.1.                                 Method.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, electronic mail, overnight delivery, facsimile or any other manner provided in Section 232 of the Delaware General Corporation Law, addressed to such director or stockholder, at his mailing address, electronic mail address, or facsimile number as it appears on the records of the Corporation, with postage on such notice prepaid (as applicable), and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail if sent by mail or when received if sent by electronic mail, overnight delivery, or facsimile.  Notice to directors may also be given by telegram.

Section 5.2.                                 Waiver.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice or waiver by electronic transmission by such person, whether before or after the time stated in such waiver, shall be deemed equivalent to notice.

ARTICLE 6

OFFICERS

Section 6.1.                                 Election, Qualification.  The officers of the Corporation shall be chosen by the board of directors and shall be a president and a secretary.  The board of directors may also choose a chairperson of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, a treasurer, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2.                                 Salary.  The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 6.3.                                 Term, Removal.  Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

Section 6.4.                                 Resignation.  Subject at all times to the right of removal as provided in Section 6.3 of this Article 6 and to the provisions of any employment agreement, any officer may resign at any time by giving notice to the board of directors, the chief executive officer, the president, or the secretary of the Corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified provided that the chief executive officer or president or, in the event of the resignation of the chief executive officer or the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5.                                 Vacancies.  A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 6.6.                                 Chairperson of the Board.  The chairperson of the board, if there be such an officer, shall preside at all meetings of the stockholders and the board of directors and shall perform all duties incident to the office of chairperson of the board and as from time to time may be assigned to him or her by the board of directors.  Except as otherwise provided by resolution of the board of directors, the chairperson of the board shall be ex-officio a member of all committees of the board of directors.

Section 6.7.                                 Chief Executive Officer.  The chief executive officer, if there be such an officer, shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors, (a) have general and active management of the affairs of the Corporation and have general supervision of its officers, agents and employees; (b) in the absence of the chairperson of the board, preside at all meetings of the stockholders and the board of directors; (c) have primary responsibility for the implementation of the policies adopted from time to time by the board of directors; and (d) perform those other duties incident to the office of chief executive officer and as from time to time may be assigned to him or her by the board of directors.

Section 6.8.                                 President.  The president shall, subject to the provisions of these bylaws and to the direction and supervision of the board of directors, perform all duties incident to the office of president and as from time to time may be assigned to him or her by the board of directors.  At the request of the chief executive officer or in the absence of the chief executive officer and the chairperson of the board, in the event of their inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all restrictions of the chief executive officer.

Section 6.9.                                 Chief Operating Officer.  The chief operating officer, if there be such an officer, shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors and the chief executive officer, supervise the day to day operations of the Corporation and perform those other duties incident to the office of chief operating officer and as from time to time may be assigned to him or her by the board of directors or the chief executive officer.

Section 6.10.                          Chief Financial Officer.  The chief financial officer, if there be such an officer, shall, subject to the provisions of these Bylaws and to the direction and supervision of the board of directors and the chief executive officer, manage the financial affairs of the Corporation and perform those other duties incident to the office of chief financial officer and as from time to time may be assigned to him or her by the board of directors or the chief executive officer.  If there is no chief financial officer, these duties shall be performed by the treasurer or such other person designated by the board of directors to perform such duties.

Section 6.11.                          Vice Presidents.  Each vice president, including each executive vice president and each senior vice president, if there be such an officer (or if there is more than one, then each vice president), shall perform such duties as from time to time may be assigned to him or her by the board of directors, the chief executive officer or the president.  In the absence of the chief executive officer, the president and the chairman of the board or, in the event of their inability or refusal to act, the vice president, if there be such an officer (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or, in the absence of any designation, then in the order of their election), shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.12.                          Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 6.13.                          Assistant Secretary.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.14.                          Treasurer.  The treasurer, if there be such an officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.  He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.  If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.  If there is not a treasurer of the Corporation, then the duties set forth above shall be discharged by the President or such other officer as shall be designated by the board of directors.

Section 6.15.                          Assistant Treasurer.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE 7

INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND AGENTS

Section 7.1.                                 Third-Party Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

The Corporation may indemnify any employee or agent of the Corporation, or any employee or agent serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section.

Section 7.2.                                 Derivative Actions.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 7.3.                                 Determination of Indemnification.  Any indemnification under Section 7.1 or Section 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 of this Article.  Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 7.4.                                 Right to Indemnification.  Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 7.1 or Section 7.2 of this Article, or in defense of any claim, issue, or matter in any such claim or issue, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such defense.

Section 7.5.                                 Advance of Expenses.  Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation on behalf of a director, officer, employee, or agent in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article.

Section 7.6.                                 Indemnification Not Exclusive.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 7.7.                                 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Article.

Section 7.8.                                 Definitions of Certain Terms.  For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 7.9.                                 Liability of Directors.  Notwithstanding any provision of the Certificate of Incorporation or any other provision in these Bylaws, no director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment or successor provision to such provision or shall be liable by reason that, in addition to any and all other requirements for such liability, he (a) shall have breached his duty of loyalty to the Corporation or its stockholders, (b) shall not have acted in good faith, (c) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (d) shall have derived an improper personal benefit.

ARTICLE 8

CERTIFICATES OF STOCK

Section 8.1.                                 Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 8.2.                                 Facsimile Signatures.  Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 8.3.                                 Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance of such new certificate or certificates, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 8.4.                                 Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled to such certificate, cancel the old certificate and record the transaction upon its books.

Section 8.5.                                 Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of any meeting of stockholders, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the board of directors may fix a new record date for the adjourned meeting.

Section 8.6.                                 Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as otherwise provided by the laws of Delaware.

ARTICLE 9

AFFILIATED TRANSACTIONS

Section 9.1.                                 Validity.  Except as otherwise provided for in the Certificate of Incorporation and except as otherwise provided in these Bylaws, if Section 9.2 is satisfied, no contract or transaction between the Corporation and any of its directors, officers, or security holders, or any corporation, partnership, association, or other organization in which any of such directors, officers, or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer, or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting for authorization of such contract or transaction, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

Section 9.2.                                 Disclosure; Approval; Fairness.  Section 9.1 shall apply only if:

(a)                                 the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

(i)                                     to the board of directors (or committee of the board of directors) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(ii)                                  to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes; or

(b)                                 the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the board of directors (or committee of the board of directors) or the stockholders.

Section 9.3.                                 Nonexclusive.  This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1.                          Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 10.2.                          Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3.                          Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 10.4.                          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 10.5.                          Seal.  The board of directors may adopt a corporate seal having inscribed on such seal the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile of it to be impressed or affixed or reproduced or otherwise.

ARTICLE 11

AMENDMENTS

Section 11.1.                          Amendments.  These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by a majority of the entire board of directors, at any meeting of the board of directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such meeting.  The stockholders of the Corporation shall have the power to adopt, amend, or repeal any provisions of the Bylaws only to the extent and in the manner provided in the Certificate of Incorporation of the Corporation.

ARTICLE 12

ADVISORY COMMITTEES

Section 12.1.                          Advisory Committees.  The board of directors may, in its discretion, establish one or more technical, strategic or scientific advisory committees and appoint one or more persons as members of such advisory committees to serve in such capacity at the pleasure of the board.  Each member of an advisory committee shall be entitled to receive such amounts as may be fixed from time to time by the board of directors as compensation for attending committee meetings and may be reimbursed for all reasonable expenses in attending and returning from any committee meeting.  No advisory committee may set policy or be part of the corporate governance of the Corporation, and no advisory committee member may be responsible for the implementation of strategies or, in his or her capacity as a member of such committee, be involved in the management of the Corporation.  Subject to the foregoing restrictions, the board may adopt a charter or other governing documents of any advisory board.